                                  Exhibit 10.5



                          THE P.R.CHINA PUBLIC NOTARY

BEIJING CHINA INTERNATIONAL INDUSTRY AND COMMERCE CO LTD
STATE GUEST GARDEN, BEIJING PROPERTY SALES CONTRACT
--------------------------------------------------------


SELLER:Beijing China International Industry And Commerce Co. Ltd

Registered Address:     No. 13 Fang Toi Bei Dai Ji, Beijing
Correspondence Address: 3/F South Tower, Yuet Sau Hotel
                        24 Shu Wu Dong Da Ji,
                        Shu Wu Chu, Beijing,
                        P.R.China.

                   Tel: (010) 3038950, 3038952
                   Fax: (010) 3038953
           Postal Code: 100051

BUYER: Euro Tech (Far East) Ltd
Registered Address: l8/F Gee Chang Hong Centre,
                    65 Wong Chuk Hang Rd
                    Hong Kong.

In accordance with the fact that the Seller have the legal right to develop the commercial property - State Guest Garden which is situated in Fu Shing Mun Wei Da Ji, Beijing, and according to the "Usage of land by the P.R.China (93) No. 00008. The Seller have now possessed the use of the land of "State Guest Garden" starting from 27 Oct l993 for a usage period of 50 years (commercial ) and 70 years (domestic).

In accordance with the Beijing Municipal Property Regulation No. 0l7 ( Beijing Commercial Property for Foreign Sales Permit ), the Seller have got the right for the development, the pre-sales and sales of the property to overseas.

In accordance with the fact the Buyer agree to purchase the property according to the rules and regulations of Sales & Purchase of Property of the Beijing Municipal and laws of the P.R.China. The Buyer have already paid a deposit amount of US$8,000.- to the Seller. Both the Seller & Buyer agree to sign this Property Sales Contract for the Sales & Purchases Transaction.

CLAUSE 1)

The Seller agree to sell the unit of No. l0 7/F of Guo Yee Bldg, State Guest Garden (hereafter called the Property) (Gross area is 142.5 sq. meter) to the Buyer (Details of the Floor plan refer to Attachment 1). The acceptable area difference of the Unit for both parties is +/- 2% or compensation have to be paid to either parties for the difference over or under +/- 2%.

CLAUSE 2)

Both the Seller and the Buyer agree to purchase the Property at US$366,408.83. Method of payment please refer to Attachment (3).

CLAUSE 3)

The completion date of the Property shall be on 31 Dec 1995 and the Seller shall hand over the Property to the Seller on that date. The Seller shall guarantee that the Property shall successfully pass the examination required from the Building Quality Inspection Dept. The Seller shall guarantee maintenance for the Property for one year starting from the Property completion date. However the followings are excluded:

     i) Interior electricity, On/Off switch, consumable parts for Water sewage equipment.

    ii) Damages due to alternations without the written consent of the Seller.

   iii) Any damages caused by natural disaster.

    iv) Other damages caused by misuse, unproper maintenance by the Buyer.

The right for using the common area of the Property shall pass to the Buyer upon the handover of the Property. The coverage period of the usage is starting from the handover date till 26 Oct 2043 (inclusive) and the area for the usage is based on the actual measuring result from the Beijing Municipal Property Management Measurment Dept.

CLAUSE 4)

Upon receipt of the Handover Advice from the Seller, the Buyer shall complete the formality required for the handover within 14 working days. The Buyer shall pay the outstanding amount of the Property, the Managment deposit and the management fee.

Upon completion of the handover and within a specific time, the Seller and the Buyer shall go to the Beijing Property Management Office with this contract and the other required documents for applying the Transfer of ownership of the Property from the Seller to the Buyer. Authorised personnel from both parties is allowed.

Disputes over the ownership of the Property is responsible by the Seller.

The expenses / taxes incurred from the transaction shall be allocated (according to the rules and regulation of the relevent government dept) to the Seller and the Buyer respectively. Settlement for the expenses/taxes shall be paid by the Seller and Buyer (or their authorized representatives). Expenses/taxes that do not explicity expressed to be paid by the Seller or the Buyer, shall be paid by the Buyer. Changes, if any, shall be subject to the rules and regulation of the relevant Beijing Municipal government office.

CLAUSE 5)

Any changes, addition or deletion on names after the Buyer's possession of the Ownership Certificate of the Property, written consent must be obtained from the Seller for such changes and 0.5% of the total purchase price shall be paid by the Buyer to the Seller. All expenses/ taxes incurred for such changes shall be paid by the Buyer.

If the Buyer transferred, sold, leased, mortaged the Property to the third party, the buyer shall guarantee the third party shall abide the terms that previously signed by the Buyer.

The Buyer shall not change the construction, exterior and the usage of the Property without the written consent of the Seller's assigned management office. The buyer shall abide by the related laws of the P.R.China , the social ethic and the obligation of maintaining the public facilities and benefits.

CLAUSE 6)

The Buyer shall pay the property price and other expenses of the Property on time. The Seller shall have the right to ask for interest for delay in payment, the interest counts from the due day to the day that payment has made, Daily interest is 0.3% based on the total outstanding amount. 30 days overdue amount plus interest must be settled by the Buyer within 7 working days. The Seller shall have the right to sue the Buyer for breach of contract, to cancel the Property Sales Contract and claim for damages. 30% of the Unit sales price shall be forfeited as damages. The forfeited amount shall be deducted from the Buyer's payment on the Property. The Seller shall have the right to ask the Buyer compensation for the deficit (if any) or refund the surplus to the Buyer. The Seller shall have the right for disposal of the Property.

The Seller shall handover the Property to the Buyer within the specific date stated above. For delay in handover over 30 days and caused not due to Clause
7), the Seller shall pay a monthly interest to the Buyer starting from the 31th day. Interest rate for loan amount according to US$ mortage interest rate and for non-loan amount according to the US$ saving interest rate of the Bank Of China. Interests shall be counted from the due date till the handover day of the Property.

If delay in handover of the Property over 180 days the the cause is not due to Clause 7), the Buyer shall have the right to inform the Seller for cancellation of the Property Sales Contract and collect back the amount and interest paid for the Property. If the Buyer did not inform the Seller for the intention of cancellation within the specific time, then the Buyer shall be treated as agreement to the validity of the Property Sales Contract.

CLAUSE 7)

The responsibilities of the Seller shall be waived for delay due to the following reasons:

  i) Natural disasters that are irresistable.

 ii) Construction terminated due to stormy weather, other extremely difficulties and technical problems that can not be promptly resolved.

iii) Execution of the Property Sales Contract becomes impossible due to the laws of the Government that affect the construction of the property.

 iv) Other unpredictable events that beyond the control of the Seller.

The Buyer shall have the right to inform the Seller the cancellation of the Property Sales Contract for delay over 180 days for above reasons. The Seller upon receipt of the Buyer's advice for cancellation,shall pay back the amount to the Buyer. The Seller shall not pay for the interest or compensation. After paying back to the Buyer, the validity of the Property Sales Contract will be terminated and the Seller shall have the right for disposal of the property.

CLAUSE 8)

All expenses incurred (include but not limited to solicitor fee, public notary fee) for signing of the Property Sales Contract shall be paid by the Buyer.

CLAUSE 9)

The signing, execution and termination of This Property Sales Contract is in accordance with the laws, rules and regulations of the Beijing municipal government and the P.R.China. Any disputes shall be resolved in private by the Seller and the Buyer or, by the Beijing Municipal Property Management Dept or People Court of P.R.China.

CLAUSE 10)

Other terms that are not covered by the Property Sales Contract shall be resolved by the Seller and the Buyer. Supplement or alternation made hereafter shall be jointly signed by the Seller and the Buyer and inform the Beijing Property Management Dept accordinly. Such terms, supplement or alternation shall be valid as part of the terms in the Property Sales contract.

CLAUSE 11)

The signed Sales Contract shall be valid upon completion of registration in the Beijing Municipal Property Sales & Purchase Management Dept and the Public Notary.

CLAUSE 12)

The Property Sales Contract is type-written in Chinese, translation in other language is for reference only and in case of disputes, Chinese language shall be governed. Alternation made in print or hand writing need signatures from both the Seller and Buyer and bear the same validity.

CLAUSE 13)

Correspondence addresses :

 i) Both the Buyer and the Seller shall inform the other party in writing within 14 working day for changes of address, telephone;

ii) Advice to the other party (except in Beijing city) shall be made by courier service and date counted is from the 2nd date after despatching.

CLAUSE 14)

The Property Sales Contract contains 1 set in 6 copies, the Seller, Buyer, Public Notary shall have one copy , Beijing Municipal Property Management Dept shall have two copies. All copies shall have the same legal right.

SELLER    (SIGNED)

BUYER ( SIGNED)

       [FLOOR PLAN OF GUO YEE MANSION STATE GUEST GARDEN, BEIJING RM 710]

ATTACHMENT 2

FIXTURES OF THE STATE GUEST GARDEN, BEIJING  (COMMERCIAL COMPLEX,
APARTMENT)

1) Exterior wall :
Superior tilt, partial imported plain blue reflective glass.

2) Interior wall:
Apartment, Commercial complex - colour painted

3) Floor:
Apartment, Commercial complex - fully carpeted

4) Door/Window:
Apartment, Commercial complex - wooden door, aluminium alloy window, glass push/pull door.

5) Ceiling:
Light stainless steel fire prevention, noise absorption facilities.

6) Washroom:
Floor - Non slippery tilt
Wall - tilt from bottom to top
Washing basin: imported

7) Kitchen :
Housing utensil set in stainless steel
Floor - colour tilt

8) Lobby in apartment:
Floor, wall - polished marbles

9) Lifts :
Apartment, commercial complex - 22 sets of imported elegant lifts

10)Telephone:
Apartment - One IDD plug
Commercial complex - sufficient plugs reserved

11) Airconditioner:
Apartment, Commercial complex - centralised system

12) Car park:
Apartment - guarantee sufficient rented car parks
Commercial complex - "     , floor car park

13) Public Antenna:
Apartment , Commercial complex - Close circuit TV, Satellite TV receiving system.

14) Security :
Apartment - Temperature / Smoke sensor fire system
Commercial complex - Fire alarm, Automatic Sprinkle, Surveillance
Monitoring system.

15) Management:
From top management team

16) Electricity:
Double way electricity supply system

NOTE: Other not listed itemsor alternations subject to government rules & regulations.

ATTACHMENT 3

STATE GUEST GARDEN, 1ST PHASE  (VALIDITY TILL 30 APR 1994)

PAYMENT METHOD (A) : One time payment or immediate installment
                     (12% discount)

1) Payment of deposit US$8,000.- upon signing of the temporiarly
   Property Sales contract.

2) Payment of l0% (deducting the deposit paid) within 7 working days and signing of the formal Property Sales contract.

3) Payment of 90% 30 days after signing of the formal Property
   Sales contract.

PAYMENT METHOD (B): 6 month installment during the construction period.

1) Payment of deposit US$8,000.- upon signing of the temporiarly
   Property Sales contract.

2) Payment of l0% (deducting the deposit paid) within 7 working days and signing of the formal Property Sales Contract.

3) Payment of l0% 30 days after signing of the formal Property
   Property Sales contract.

4) Payment of l0% 3 months after signing of the formal Property
   Sales contract.

5) Payment of l0% 6 months after signing of the formal Property
   Sales contract.

PAYMENT METHOD (C): 12 month installment during the construction period.

1) Payment of deposit US$8,000.- upon signing of the temporiarly
   Property Sales contract.

2) Payment of l0% (deducting the deposit paid) within 7 working days and signing of the formal Property Sales Contract.

3) Payment of l0% 30 days after signing of the formal Property
   Sales contract.

4) Payment of l0% 6 months after signing of the formal Property
   Sales contract.

5) Payment of 70% 12 months after signing of the formal Property
   Sales contract.

Whichever method the Buyer chooses, the developer can arrange 60% installment provided tht the Buyer have paid 40% of the total amount of the property.

PUBLIC NOTARY CERTIFICATE

(94) NO: 0270

This is to certify that the Mr Wu Wei, legal representative of Beijing China International Industry And Commerce Co Ltd signed the Property Sales Contract of the State Guest Garden, in Beijing on 23 Mar 1994 before me. Mr Kwan Chin-Ping, legal representative of Euro Tech (Far East) Ltd signed the Property Sales Contract of The State Guest Garden, in Hong Kong before the authorized public notary - Ng, Lie, Lai & Chan Solicitors & Notaries on 1 mar 1994.

After investigation, signatures and contents of the Sales Contract are in accordance with the laws and regulations of the P.R.China The signatures and stamps from both parties is true and correct.

Public Notary Office  (signed)
P.R.China Public Notary Office

25 Mar 1994